Exhibit 10.20

Dance Biopharm Inc.

2 Mint Plaza, #804

San Francisco, CA 94103

This Lease is made effective the 1st day of May 2013 by and between John Patton (hereinafter “Landlord”) and Dance Biopharm Inc. (hereinafter “Tenant”). In consideration for the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

1. The Landlord leases to the Tenant, and the Tenant rents from the Landlord the following described premises: 2 Mint Plaza, #804 and #802 San F!ancisco, CA 94103

2. The term of the Lease shall be for two years commencing 1 May 2013 and with an indefinite ending.

3. The Tenant shall pay to Landlord as rent $3,200 per month in equal monthly installments.

4. Tenant shall use and occupy the premises only as administrative headquarters subject at all times to the approval of the Landlord.

5. The Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of the Landlord.

6. The Landlord, at his own expense, shall furnish all utilities and janitorial services for the benefit of the Tenant.

7. The Tenant, at his own expense, shall furnish the following: Internet service, food, drinks and flowers for business meetings.

8. The Landlord shall purchase, at his own expense, fire and hazard insurance for the premises and this shall continue in force and effect throughout the Lease term hereof.

9. The Tenant shall not permit or commit waste to the premises.

10. The Tenant shall comply with all rules, regulations, ordinances codes and laws of all governmental authorities having jurisdiction over the premises.

11. The Tenant shall not permit or engage in any activity that will effect an increase in the rate of insurance for the Building in which the premises is contained nor shall the Tenant permit or commit any nuisance thereon.

12. The Tenant shall not sublet or assign the premises nor allow any other person or business to use or occupy the premises without the prior written consent of the Landlord, which consent may not be unreasonably withheld.

13. At the end of the term of this Lease, the Tenant shall surrender and deliver up the premises in the same condition (subject to any additions, alterations or improvements, if any) as presently exists, reasonable wear and tear excluded.

14. Upon default in any term or condition of this Lease, the Landlord shall have the right to undertake any or all other remedies permitted by Law.

15. This Lease shall be binding upon, and inure to the benefit of, the parties, their heirs, successors, and assigns.

Signed this 22 day of July (Month) 2013 (Year)

/s/ Samantha Miller
Tenant

/s/ John S. Patton
Landlord